December 11, 2006

Integrated Electrical Services, Inc.

1800 West Loops South, Suite 500

Houston, Texas 77027

Attn: Chief Financial Officer

Re:	Amendment to Section 9.3.2 of the Loan Agreement

Reference is hereby made to that certain Loan and Security Agreement, dated as of May 12, 2006, by and among Integrated Electrical Services, Inc., a Delaware corporation (“Parent”), the other credit parties signatory thereto (the “Credit Parties”), the financial institutions from time to time party thereto (the “Lenders”) and Bank of America, N.A., as collateral and administrative agent for the Lenders (in such capacity, “Agent”) (as amended or otherwise modified from time to time, the “Loan Agreement”). Unless otherwise indicated, all terms used herein shall have the same meanings as in the Loan Agreement.

Parent, on behalf of itself and the other Credit Parties, has requested that Agent and Lenders agree that effective September 30, 2006, Section 9.3.2 of the Loan Agreement be amended so that the relevant dollar amount for the testing period October 1, 2005, through September 30, 2006 shall be “ --$22,000,000.”

Subject to the terms and conditions set forth herein, Agent and Lenders hereby agree to the above-described amendment to Section 9.3.2 of the Loan Agreement so that the relevant dollar amount for the testing period October 1, 2005 through September 30, 2006 shall be “ -- $22,000,000.”

Except as expressly set forth herein, all of the other terms, provisions and conditions of the Loan Agreement, the other Loan Documents and any other agreements shall remain and continue in full force and effect.

Parent and the other Credit Parties are hereby notified that irrespective of (i) any waivers previously granted by Agent and Lenders regarding the Loan Agreement and the other Loan Documents, (ii) any previous failures or delays of Agent and Lenders in exercising any right, power or privilege under the Loan Agreement or the other Loan Documents, or (iii) any previous failures or delays of Agent and Lenders in the monitoring or in the requiring of compliance by Parent and the other Credit Parties with the duties, obligations, and agreements of Parent and the other Credit Parties in the Loan Agreement and the other Loan Documents, hereafter Parent and the other Credit Parties will be expected to comply strictly with their respective duties, obligations and agreements under the Loan Agreement and the other Loan Documents.

This letter (i) shall not apply to or constitute a consent to any future amendment to any other provision of the Loan Agreement or any other Loan Document or a waiver of any past, present or future violation of any provision of the Loan Agreement or any other Loan Document, and (ii) shall not directly or indirectly in any way whatsoever (a) impair, prejudice, or otherwise adversely affect Agent’s or any Lender’s right at any time to exercise any right, privilege or remedy in connection with the Loan Agreement, any other Loan Document; any other agreement or any other contract or instrument, (b) amend or alter any other provision of the Loan Agreement, any other Loan Document, any other agreement, or any other contract or instrument, or (c) constitute any course of dealing or other basis for altering any obligation or right of any party to the Loan Agreement, any other Loan Document, any other agreement, or any other contract or instrument.

The provisions of this letter agreement as to the above-described amendment to Section 9.3.2 of the Loan Agreement shall take precedence over the comparable provisions of the October 13, 2006 letter agreement among Agent, Lenders and Credit Parties dealing with amending such Section 9.3.2.

Notwithstanding any provision of this letter to the contrary, this letter shall not be directly or indirectly effective against Agent and Lenders for any purpose unless and until Agent receives a copy of this letter which has been duly signed by Parent on behalf of itself and the other Credit Parties.

Your very truly,
BANK OF AMERICA, N.A., as Agent and a Lender

By:______________________________________
Name:____________________________________
Title:____________________________________
WELLS FARGO FOOTHILL, LLC, as a Lender

By:______________________________________
Name:____________________________________
Title:____________________________________

THE CIT GROUP/BUSINESS CREDIT, INC., as a Lender

By:______________________________________

Name:____________________________________
Title:____________________________________

ACCEPTED AND AGREED BY:

INTEGRATED ELECTRICAL SERVICES, INC.

ON BEHALF OF ITSELF AND EACH OF ITS SUBSIDIARIES

By:______________________________________

Name:____________________________________

Title:_____________________________________